Exhibit 99.1

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Lara Mahoney
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INVACARE REPORTS COMPLETION OF CONSENT DECREE MILESTONES

ELYRIA, Ohio - (April 27, 2017) - Invacare Corporation (NYSE: IVC) today reported it has completed the final two milestones required to initiate the United States Food and Drug Administration’s (FDA) re-inspection of the company's Corporate and Taylor Street facilities, which have been impacted by a consent decree with FDA since December 2012. The re-inspection is an important step before the company may resume full operations at the impacted facilities.

In order to progress to the re-inspection, FDA had to receive a third-party expert certification report confirming the company’s substantial compliance with specified FDA regulatory requirements, as well as the company's own report, as required under paragraph 5(H) of the consent decree, substantiating its compliance. Both of these steps have now been completed. Based on the terms of the consent decree, the company expects FDA’s inspection of the impacted facilities to commence within 30 days.

“Since I arrived at Invacare in 2015, our number one priority has been to build a culture of quality excellence. Our associates have embraced this, and we have made significant progress. We look forward to demonstrating this progress to FDA during its inspection,” said Matthew E. Monaghan, chairman, president and chief executive officer.

Importantly, the company cannot predict the length or outcome of the inspection, nor any remaining work that may be needed to meet FDA's requirements for resuming full operations at the impacted facilities. For more information about the consent decree, refer to the company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission.

About Invacare Corporation

Invacare Corporation (NYSE: IVC) is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest, and perform essential hygiene. The company provides medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and heading to work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home, and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors, and government health services in North America, Europe, and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,”

“plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, any statement made regarding the company's future results. Actual results may differ materially as a result of various risks and uncertainties, including any circumstances or developments that might delay or adversely impact FDA's acceptance of the company's 5(H) report, or FDA's re-inspection of the company's Corporate and Taylor Street facilities, and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.